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EXHIBIT 99


CERTIFICATIONS

SECTION 302 CERTIFICATION

I, Clive de Larrabeiti, certify that:

1. I have reviewed this interim quarterly report on Form 10-QSB of Mayfair Mining & Minerals, Inc., for the period ended September 30, 2006;

2. Based on my knowledge, this interim quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this interim quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this interim quarterly report;

4. As the sole certifying officer, I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and I have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this annual report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this interim quarterly report (the "Evaluation Date"); and

c) presented in this interim quarterly report my conclusions about the effectiveness of the disclosure controls and procedures based on my evaluation as of the Evaluation Date;

5. I have disclosed, based on my most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

By /s/ Clive de Larrabeiti
Date: December 8, 2006
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Clive de Larrabeiti
President, Chief Executive Officer and Director





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CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the interim quarterly report, pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, of Mayfair Mining & Minerals, Inc., on Form 10-QSB dated for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1. The Quarterly Report fully complies with the requirements of Section 13 (a) pr 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

December 8, 2006

By: /s/ Clive de Larrabeiti
    ---------------------------------
      Clive de Larrabeiti
President, Chief Executive
Officer and Chief Financial
Officer